Exhibit 99.1

LifeWallet Announces New Comprehensive Settlement with a Group of Affiliated Property & Casualty Insurers and Completion of First Version of LifeWallet’s Clearinghouse System Through its Exclusive Healthcare Partnership with Palantir Technologies

Coral Gables, FL, July 22, 2024. MSP Recovery, Inc. d/b/a LifeWallet (NASDAQ: LIFW) (“LifeWallet” or “the Company”) announces a new comprehensive settlement with another group of affiliated P&C insurers doing business in multiple states. This most recent settlement is in addition to two previously announced settlements within the past five months with multiple property and casualty insurers (“P&C insurers”) that have paved the way for the discovery and potential recovery of improperly paid claims on the part of Medicare Payers, that should have been paid by primary payers. These improper payments affect the Medicare Trust Fund. As described by a federal appellate judge, when Secondary Payers “recover efficiently from Primary Payers, the Medicare Trust Fund does achieve cost savings.”

This latest settlement offers a going-forward process to collaboratively and timely resolve future claims and share important historical data that is expected to enhance LifeWallet’s claims reconciliation capabilities, identifying claims owned by LifeWallet that it may have a right to recover on, benefiting Medicare plans and downstream entities across the mainland U.S. and Puerto Rico.

Details of the settlement include:

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The P&C Insurers’ agreement to provide ten years of historical data (identifying all claims processed from January 1, 2014, through the effective date) and data sharing of future claims, extending out for one year, assisting LifeWallet in reconciling its current and future assigned Medicare claims to be able to collect on owned claims that are owed as a result of failure to pay or reimburse;
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The P&C Insurers’ Implementation of LifeWallet’s coordination of benefits clearinghouse solution;
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A 10-year agreement to resolve cooperatively, or through binding mediation, relevant Medicare claims (liens) that LifeWallet owns today and in the future;
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The P&C Insurers’ agreement that they are primary payers for any unreimbursed Medicare lien that LifeWallet identifies from data sharing, and the P&C Insurers’ agreement to assign all rights to collect against other third parties that either failed to pay liens or collected twice from Medicare funds and the P&C Insurers; and
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A cash payment from the P&C Insurers to LifeWallet to settle existing historical claims (amount subject to confidentiality).

LifeWallet is also currently in negotiations with multiple other property and casualty insurers to resolve claims on a similar basis. The settlement announced today follows two previous comprehensive settlements announced by LifeWallet on April 18, 2024 and Mar 3, 2024 with 28 affiliated P&C Insurers.

These settlement agreements are the result of LifeWallet’s more than ten-year commitment to revolutionize the fragmented healthcare reimbursement system with data-driven solutions, utilizing its extensive legal infrastructure to enforce Primary Payer1 obligations (from mostly property and casualty insurers), through years of federal and state litigation. LifeWallet notes these settlements are not a guarantee that LifeWallet’s portfolio of assigned claims (owed by other Primary Payers) can be settled with the same or similar terms. The settlement value is a combination of monetary and non-monetary considerations, with the non-monetary considerations involving LifeWallet obtaining data on all the claims that were processed and paid by the P&C Insurers, and the P&C Insurers’ assignment of rights to collect against other responsible parties. This will enhance LifeWallet’s ability to discover liens and recover payments owed, more quickly than through litigation. It also enables LifeWallet to pursue a diversified number of entities that failed to pay liens or collected twice for the same bills, both from the insurer and LifeWallet’s assignor clients.

Exhibit 99.1

LifeWallet’s Clearinghouse Solution

In addition, LifeWallet announces the completion of the first version of the Company’s clearinghouse solution through its exclusive healthcare partnership with Palantir Technologies (NYSE: PLTR). This enhances LifeWallet’s Chase to Pay model, through an ongoing partnership with Palantir, utilizing the Palantir Foundry platform; AI tools, natural language processing, and machine learning; resulting in the development of a sophisticated data analytics system that captures and manages healthcare data. The LifeWallet/Palantir clearinghouse builds upon previously announced initiatives: “MSP Recovery and Palantir to Transform Connectivity Across the U.S. Healthcare System,” providing real-time data driven solutions that focus on data from patients, attorneys, healthcare providers, and healthcare insurers, as well as property and casualty insurers, all designed to build an expansive repository of data that can be used to determine medical conditions as well as payer obligations. The system was instrumental in the recent class certification in June 2024 against USAA Property and Casualty Company, exemplifying the breadth and depth of the systemic issues plaguing the healthcare system.

LifeWallet’s Chief Information Officer, Christopher Miranda, commented on today’s announcements saying, “Our comprehensive strategy incorporating healthcare industry knowledge, advanced data technology, and legal know-how is helping accelerate potential recoveries, while creating data-driven solutions to decades-old problems, resulting in improved outcomes for healthcare payers, providers and patients.”

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “plan" and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts, including for example statements regarding potential future settlements. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance or results and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by the Company herein speaks only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for the Company to predict or identify all such events or how they may affect it. the Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to, the Company’s ability to capitalize on its assignment agreements and recover monies that were paid by the assignors; the inherent uncertainty surrounding settlement negotiations and/or litigation, including with respect to both the amount and timing of any such results; the success of the Company's scheduled settlement mediations; the validity of the assignments of claims to the Company; negative publicity concerning healthcare data analytics and payment accuracy; and those other factors included in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by it with the SEC. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Exhibit 99.1

About LifeWallet

Founded in 2014 as MSP Recovery, LifeWallet has become a Medicare, Medicaid, commercial, and secondary payer reimbursement recovery leader, disrupting the antiquated healthcare reimbursement system with data-driven solutions to secure recoveries from responsible parties. LifeWallet provides comprehensive solutions for multiple industries including healthcare, legal, education, and sports NIL. For more information, visit: LIFEWALLET.COM.